BDO           BDO Seidman, LLP                  330 Madison Avenue
              Accountants and Consultants       New York, New York 10017-5001
                                                Telephone: (212) 885-8000
                                                Fax: (212) 697-1299






January 10, 2001




U.S. Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 10, 2001 to be filed by our former client Frontline Communications Corporations. We agree with the statements made in response to that Item insofar as they relate to our firm.


Very truly yours,

/s/ BDO Seidman, LLP

BDO Seidman, LLP